UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 15, 2016
Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

WYOMING	36-4787690
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

(Exact name of registrant as specified in charter)

Suite 400, 41 University Drive
Newtown, Pennsylvania, 18940
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 809-2018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 21, 2016, Helius Medical Technologies, Inc. (the "Company" or “Helius”) announced that NeuroHabilitation Corporation (“NHC”), a division of Helius, successfully executed an amendment to the sole source cost sharing contract entered into with the U.S. Army Medical Research and Materiel Command (USAMRMC). The contract extends the agreement with USAMRMC to December 31, 2017 and is under the larger Cooperative Research and Development Agreement (“CRADA”) framework with the United States Army. The modification allows Helius to include additional study sites for the clinical trial investigating the safety and effectiveness of the Portable Neuromodulation Stimulator (PoNS™) for the treatment of chronic balance deficits in subjects with mild to moderate traumatic brain injury.

Item 8.01 Other Events.

On November 21, 2016, the Company issued a press release announcing the information discussed in this Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Dated: November 21, 2016	By:	/s/ Joyce LaViscount
Joyce LaViscount, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amendment to Performance Work Statement, dated November 7, 2016
10.2	Performance Work Statement, dated July 1, 2015
10.3	Master Cooperative Research and Development Agreement (CRADA), dated February 1, 2013 and related amendments
99.1	Press Release dated [DATE] (furnished pursuant to Item 1.01).